Exhibit 99.1

PENN Entertainment, Inc. Investor Update as of October 7, 2024

PENN Entertainment, Inc. (Nasdaq: PENN) (the “Company”) today announced select preliminary financial results for the third quarter ended September 30, 2024. The Company is providing an estimated range for Retail Operations Adjusted EBITDAR* and is updating its Interactive Adjusted EBITDA* estimated range, each for the third quarter 2024, as set out below.

The Company expects third quarter 2024 Retail Operations Adjusted EBITDAR to be in the range of $465 million to $475 million.  Estimated third quarter 2024 Retail Operations Adjusted EBITDAR was negatively impacted by approximately $10 million due to unfavorable hold rates within our Northeast segment and volume declines in our South segment associated with severe weather disruptions and hotel remodeling.  As disclosed in our Form 10-Q for the quarter ended September 30, 2023, third quarter 2023 Retail Operations Adjusted EBITDAR was positively impacted by $14 million in business interruption proceeds related to Hurricane Laura, which was recorded in the South segment.

The Company is raising its previously estimated Interactive Adjusted EBITDA range for the third quarter 2024 to $(100) million to $(90) million, up from our previous guidance of $(135) million to $(115) million. Better than expected hold driven by a higher parlay mix from our improving product and lower promotional expenses accounted for the upside.

The third quarter 2024 estimates and guidance provided above are estimates based on information available to management as of the date of this investor update, are subject to change and are not a guarantee of future performance. The Company’s financial closing procedures for the third quarter 2024 are not yet complete. It is possible that the final results for the third quarter 2024 may vary from these preliminary estimates upon completion of closing procedures and finalization of the unaudited interim consolidated financial statements.  As the Company completes its quarter-end financial close process and finalizes its unaudited interim consolidated financial statements for the third quarter 2024, it is possible that the Company may identify items that require it to adjust the preliminary financial information set forth above, and that such changes could be material.  The Company does not intend to update such financial information prior to the release of its full third quarter 2024 financial results, which, as described below, is currently scheduled for November 7, 2024.

Third Quarter 2024 Earnings Conference Call

The Company will release full financial results for its third quarter ended September 30, 2024, on Thursday November 7, 2024, and will host a conference call that morning at 9:00 a.m. ET.

* Retail Operations Adjusted EBITDAR and Interactive Adjusted EBITDA are the Company's reportable segment GAAP measures. Management utilizes Retail Operations Adjusted EBITDAR as the primary profit measure for its Northeast, South, West, and Midwest segments. Management utilizes Interactive Adjusted EBITDA as the primary profit measure for its Interactive segment. We define Adjusted EBITDA as earnings before interest expense, net; interest income; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment charges; impairment losses; insurance recoveries, net of deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening expenses; loss on disposal of a business; non-cash gains/losses associated with REIT transactions; non-cash gains/losses associated with partial and step acquisitions as measured in accordance with ASC 805 “Business Combinations;” and other. We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business).

About PENN Entertainment

PENN Entertainment, Inc. is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. The Company operates 43 properties in 20 states, online sports betting in 20 jurisdictions and iCasino in five jurisdictions, under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, ESPN BET™ and theScore BET Sportsbook and Casino®. In August 2023, the Company entered into a transformative, exclusive long-term strategic alliance with ESPN, Inc. and ESPN Enterprises, Inc. (together, “ESPN”) relating to online sports betting within the United States. The Company’s ability to leverage the leading sports media brands in the United States (ESPN) and Canada (theScore) is central to our highly differentiated strategy to expand our footprint and efficiently grow our customer ecosystem. The Company’s focus on organic cross-sell opportunities is reinforced by our market-leading retail casinos, sports media assets, and technology, including a proprietary state-of-the-art, fully integrated digital sports and iCasino betting platform and an in-house iCasino content studio. The Company’s portfolio is further bolstered by our industry-leading PENN Play™ customer loyalty program, which offers our 31 million members a unique set of rewards and experiences across business channels.

Forward Looking Statements

This Investor Update contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: future revenue, Interactive Adjusted EBITDA and Retail Operations Adjusted EBITDAR; the Company’s expectations of future results of operations and financial condition; and the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that forward looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates or otherwise, including the impact of global supply chain disruptions, price inflation, rising interest rates, slowing economic growth, and geopolitical uncertainty; competition with other entertainment, sports content, and casino gaming experience; the timing, cost and expected impact of product and technology investments; risks relating to operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; our ability to achieve the anticipated financial returns from the Sportsbook Agreement with ESPN, including due to fees, costs, taxes, or circumstances beyond the Company’s or ESPN’s control; our ability to successfully acquire and integrate new properties and operations and achieve expected synergies from acquisitions; our ability to maintain our gaming licenses and concessions and comply with applicable gaming law; changes in current laws, regulations, rules or other industry standards; and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this Investor Update may not occur.